UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/23/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Management Incentive Plan

At the Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") held on August 21, 2007, the Company's stockholders approved our Management Incentive Plan (the "Plan"). The Plan provides for the payment of cash bonuses to eligible employees (including our named executive officers) based upon the attainment of certain performance criteria established by the Compensation Committee of the Board of Directors. The Plan is filed as an exhibit to this report.

Amendment 2 to JW Levin Partners LLC Services Agreement

On August 23, 2007, the Company entered into a second amendment to the Services Agreement among the Company, Jerry W. Levin, the Company's Chairman, and JW Levin Partners LLC ("JWL Partners"). This amendment provides for the extension of the term of the Services Agreement through January 31, 2009, subject to earlier termination upon 90 days notice by either party. The amendment also provides that Jerry W. Levin will remain Chairman of the Board of Directors of the Company during the term of the Services Agreement. The amendment also provides for the grant of options to purchase 40,000 and 20,001 shares of the Company's common stock to Mr. Levin on September 25, 2007 and September 25, 2008, respectively and the grant of options to purchase 20,000 and 6,666 shares of the Company's common stock to each of two specified members of JWL Partners on September 25, 2007 and September 25, 2008, respectively. All of these options will have an exercise price equal to the fair market value of the Company's common stock on the grant date and will become vested 50% upon grant and 50% upon the earlier to occur of January 31, 2009, a change of control or specified involuntary termination events (including termination by the Company without cause or by JWL Partners due to the Company's material breach of the agreement). If certain other specified termination events (including the termination by the Company for cause or JWL Partners material breach of the agreement, or termination by JWL Partners for convenience) occur, the 50% not vested upon grant will not become vested. Options that will be or were previously granted under the Services Agreement will remain exercisable until the earlier of the end of their 10-year term and the expiration of a period of time equal to the number of years of service of Jerry W. Levin as a director of the Company, but not less than three years, after termination of Jerry W. Levin's service as a director of the Company. The second amendment to the Services Agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.             Description

10.1                        The Sharper Image Corporation Management Incentive Plan.
10.2                        Amendment Number 2 to Services Agreement dated August 23, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: August 27, 2007	By:	/s/ James M. Sander
James M. Sander
Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	The Sharper Image Corporation Management Incentive Plan
EX-10.2	Amendment Number 2 to Services Agreement dated August 23, 2007